Exhibit 99.1350CERT


     Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
                  Section 906 of the Sarbanes Oxley Act


Pursuant to 18 U.S.C. 1350, the undersigned officer of BlackRock Muni New York Intermediate Duration Fund, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2007, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: July 24, 2007


/s/ Robert C. Doll, Jr.
-----------------------
Robert C. Doll, Jr., Chief Executive Officer of
BlackRock Muni New York Intermediate Duration Fund, Inc.


Pursuant to 18 U.S.C. 1350, the undersigned officer of BlackRock Muni New York Intermediate Duration Fund, Inc. (the "Registrant"), hereby certifies, to the best of his knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2007, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: July 24, 2007


/s/ Donald C. Burke
-------------------
Donald C. Burke, Chief Financial Officer of
BlackRock Muni New York Intermediate Duration Fund, Inc.



This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission